POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Richard F. Sennet, Robert I. Frenkel and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Legg Mason Funds Trust, (i) the registration statement on Form N-1A (including amendments thereto), to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations promulgated thereunder, as applicable, (ii) a proxy statement prospectus on Form N-14 (including amendments thereto), to be filed with the SEC pursuant to the 1933 Act and the 1940 Act, and the rules and regulations promulgated thereunder, as applicable or (iii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the SEC.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 27th day of October, 2015

/s/ Jane E. Trust
Jane E. Trust	Chairman, President, Chief Executive Officer and Trustee

/s/ Richard F. Sennet
Richard F. Sennet	Principal Financial Officer

/s/ Robert D. Agdern
Robert D. Agdern	Trustee

/s/ Carol L. Colman
Carol L. Colman	Trustee

/s/ Daniel P. Cronin
Daniel P. Cronin	Trustee

/s/ Paolo M. Cucchi
Paolo M. Cucchi	Trustee

/s/ Leslie H. Gelb
Leslie H. Gelb	Trustee

/s/ William R. Hutchinson
William R. Hutchinson	Trustee

/s/ Eileen A. Kamerick
Eileen A. Kamerick	Trustee

/s/ Dr. Riordan Roett
Dr. Riordan Roett	Trustee